Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Keith Kennedy
Arlington, VA 22209	(703) 247-7513
(703) 247-7500	KKennedy@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS THIRD QUARTER 2013 RESULTS
AND DISTRIBUTION OF $0.125 PER SHARE
ARLINGTON, VA—October 30, 2013—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended September 30, 2013.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, the following highlights occurred during the three months ended September 30, 2013:

•	Net operating income, or NOI, was $8.0 million, or $0.11 per share;

•	Net income was $3.3 million, or $0.05 per share;

•	We made $4.2 million of advances to existing portfolio companies;

•	We monetized $60.9 million of our debt portfolio;

•
At September 30, 2013, we had $133.2 million of cash on-hand to make new investments using unrestricted cash and restricted cash from our small business investment company, or SBIC. In addition, we had $9.4 million in securitization accounts and other restricted cash accounts; and

•	We incurred severance costs of $0.8 million, or $0.01 per share, of which $0.7 million is included in general and administrative expense and $0.1 in amortization of employee restricted stock awards.
DISTRIBUTION
On October 25, 2013, the MCG board of directors declared a distribution of $0.125 per share. The distribution is payable as follows:
Record date: November 8, 2013
Payable date: November 22, 2013
If we determined the tax attributes of our 2013 distributions as of September 30, 2013, 75% would be from ordinary income and 25% would be a return of capital.  However, actual determinations of the tax attributes of our distributions, including determinations of return of capital, are made annually as of the end of the fiscal year based upon our taxable income and distributions paid for the full year.  Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. We intend to update stockholders quarterly with an estimated percentage of our distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on a Form 1099-DIV.
Additionally, our board of directors authorized a stock repurchase program of up to $25.0 million. Under the program, MCG management is authorized to repurchase shares in open market transactions, including through block purchases, depending on prevailing market conditions and other factors. We intend to fund the repurchases through our available liquidity. In announcing the stock repurchase program, B. Hagen Saville, President and CEO of MCG, commented, “the MCG board of directors believes that adoption of a stock repurchase program provides us with an effective tool to manage our unencumbered cash and overall capital position in our efforts to enhance stockholder value.” The previous MCG stock repurchase program, which was authorized on January 17, 2012 for up to $35.0 million, was

MCG Capital Corporation
October 30, 2013

terminated after we effected repurchases totaling approximately $29.4 million. During the nine months ended September 30, 2012, we repurchased 504,639 shares of our common stock at a weighted average purchase price of $4.50 per share, which was a 13.1% discount from our quarterly net asset value per share.
MCG will soon mail to all stockholders the notice required by Section 23(c) of the Investment Company Act of 1940, as amended, regarding the possibility of share repurchases over the following six months. The repurchase program may be extended, modified or discontinued at any time for any reason. The program does not obligate MCG to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases.
RECENT DEVELOPMENTS

•
Originations and Advances — For the three and nine month periods ended September 30, 2013, we made $4.2 million and $91 million, respectively, in originations and advances to new and existing portfolio companies.

•	Loan Monetizations — For the three and nine month periods ended September 30, 2013, we received $60.9 million and $162.4 million, respectively, in loan payoffs and amortization payments.

•
Equity Monetizations and Realizations — For the three and nine month periods ended September 30, 2013, we received $0.3 million and $8.1 million, respectively, in proceeds from the sale of equity investments, principally the sale of securities in each of Miles Media Group, LLC, NDSSI Holdings, LLC and Jenzabar, Inc.

•
Loans on Non-Accrual — As of September 30, 2013, loans on non-accrual were $27.7 million at cost (7.4% of the total loan portfolio), and $13.2 million at fair value (3.7% of the total loan portfolio). During the quarter ended September 30, 2013, CWP/RMK Acquisition Corp. repaid the principal balance of its loan and we put Color Star Growers of Colorado, Inc. on non-accrual status.

•
Operating Costs — For the three month period ended September 30, 2013, our total operating costs, excluding interest expense, were $2.9 million, or 0.5% of total assets of $546 million. During this same period, we incurred severance costs of $0.8 million, or 0.1% of total assets, that we included in total operating costs.

•
Reduced Leverage — From June 30, 2013 to September 30, 2013, we reduced our outstanding borrowings under our MCG Commercial Loan Trust, or 2006-1 Trust, by $25.8 million, reducing our borrowings under our 2006-1 Trust from $54.9 million to $29.2 million as of September 30, 2013. In October 2013, we further reduced our borrowings under our 2006-1 Trust by $4.0 million from $29.2 million to $25.2 million.

OUTLOOK
For the remainder of 2013, we anticipate monetizing an additional $20.0 million to $40.0 million of investments. For the twelve months ending December 31, 2013, we expect aggregate monetizations of approximately $190.0 million to $210.0 million of investments, approximately two times the amount we projected at the beginning of 2013 and approximately 40% of our investment portfolio as of December 31, 2013. Over the next four quarters, we generally expect portfolio monetizations to range between $90.0 million to $120.0 million.
Over the four quarters ended September 30, 2013, we originated or advanced over $200.0 million to portfolio companies. Assuming the wind-down of our 2006-1 Trust and based on our total assets available for investment of approximately $500.0 million, over time we would expect to monetize and redeploy approximately $150.0 million to $200.0 million of capital per year and remain fully deployed. During the fourth quarter of 2013, we anticipate that we will originate or advance approximately $30.0 million to $45.0 million of investments.
We took active steps during the quarter ended September 30, 2013 to shift resources to the asset management portion of our business. Over the next six months, we intend to hire additional asset management professionals focused primarily on originations. We are targeting the origination of new loans and equity co-investments sufficient to end the year with total investments of $385 million to $420 million (calculated at fair value).
Before considering any potential implications of a second SBIC license, we anticipate that we will originate or advance the majority of our available capital by late 2014 or the first half of 2015. Depending on the level of monetizations, and assuming we can fully deploy our available capital by December 31, 2014, we expect to end calendar year 2014 with approximately $450.0 million to $500.0 million of total investments and $475.0 million to $525.0 million of total assets. We also anticipate paying off our 2006-1 Trust by December 31, 2014.
Driven primarily by the accelerated levels of monetization that we have experienced to date and taking into consideration the levels of monetizations that we expect over the next five fiscal quarters, we estimate that our NOI per quarter will range from $0.08 to $0.10 per share over the next two-to-three fiscal quarters before increasing to $0.11 to $0.13 per

MCG Capital Corporation
October 30, 2013

share as we fully deploy our capital. As a result and subject to approval by our board of directors, we anticipate maintaining our quarterly distribution at 12.5 cents per share over this horizon.
ACCESS TO CAPITAL AND LIQUIDITY
At September 30, 2013, we had $96.4 million of cash and cash equivalents available for general corporate purposes, as well as $36.8 million of cash in restricted accounts related to our SBIC that we may use to fund new investments in the SBIC and $1.6 million of restricted cash held in escrow. In addition, we had $7.8 million of cash in securitization accounts, that may only be used to make interest and principal payments on our securitized borrowings or distributions to MCG in accordance with the indenture agreement of the 2006-1 Trust.
At September 30, 2013, cash in securitization accounts included $6.3 million in the principal collections account of our 2006-1 Trust. In October 2013, we used the $6.3 million of securitized cash to repay borrowings of our 2006-1 Trust, a pro rata portion of which we received for the principal we own. The reinvestment period for this facility ended on July 20, 2011 and all subsequent principal collections received have been, and will be, used to repay the securitized debt. At September 30, 2013, the net outstanding borrowings under the 2006-1 Trust were $29.2 million, which was reduced to $25.2 million in October 2013.
At September 30, 2013, $150.0 million of United States Small Business Administration, or SBA, borrowings were outstanding, the maximum available under our current SBIC license.
At September 30, 2013, we had full access to our $20.0 million unsecured revolving credit facility with Bank of America, N.A.

Conference Call (Live Call)	Date and time	Wednesday, October 30, 2013 at 9:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 312-8798 domestic (253) 237-1193 international
	Webcast	http://investor.mcgcapital.com
Replay (Available through November 13, 2013)	Call Replay (Conference ID for replay is #88864898)	(855) 859-2056 domestic (404) 537-3406 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation
October 30, 2013

RESULTS OF OPERATIONS
The following section compares our results of operations for the three months ended September 30, 2013 to the three months ended September 30, 2012.
COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
The following table summarizes the components of our net income for the three months ended September 30, 2013 and 2012:

	Three months ended September 30,		Variance
(dollars in thousands)	2013	2012	$	Percentage
Revenue
Interest and dividend income
Interest income	$10,717	$10,326	$391	3.8%
Dividend income	847	867	(20)	(2.3)
Loan fees	1,023	642	381	59.3
Total interest and dividend income	12,587	11,835	752	6.4
Advisory fees and other income	583	234	349	149.1
Total revenue	13,170	12,069	1,101	9.1
Operating expenses
Interest expense	2,316	2,974	(658)	(22.1)
Employee compensation
Salaries and benefits	644	2,018	(1,374)	(68.1)
Amortization of employee restricted stock	420	505	(85)	(16.8)
Total employee compensation	1,064	2,523	(1,459)	(57.8)
General and administrative expense	1,824	2,504	(680)	(27.2)
Restructuring expense	2	12	(10)	(83.3)
Total operating expense	5,206	8,013	(2,807)	(35.0)
Net operating income before net investment gain (loss) and income tax (benefit) provision	7,964	4,056	3,908	96.4
Net investment gain (loss) before income tax provision	(4,616)	228	(4,844)	NM
Income tax provision	59	18	41	227.8
Net income (loss)	$3,289	$4,266	$(977)	(22.9)
NM=Not Meaningful
TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended September 30, 2013 from the three months ended September 30, 2012.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended September 30, 2013, the total yield on our average debt portfolio at fair value was 12.4% compared to 11.1% during the three months ended September 30, 2012. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, fee accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.

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October 30, 2013

The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended September 30, 2013 and 2012:

	Three months ended September 30,
	2013	2012
Average 90-day LIBOR	0.3%	0.4%
Spread to average LIBOR on average loan portfolio	12.0	10.9
Impact of fee accelerations of unearned fees on paid/restructured loans	0.6	0.3
Impact of non-accrual loans	(0.5)	(0.5)
Total yield on average loan portfolio	12.4%	11.1%
During the three months ended September 30, 2013, interest income was $10.7 million, compared to $10.3 million during the three months ended September 30, 2012, which represented a $0.4 million, or 3.8%, increase. This increase reflected a $1.2 million increase in interest income attributable to a 1.2% increase in our net spread to LIBOR, partially offset by a $0.5 million decrease in interest income resulting from a 4.2% decrease in our average loan balance, a decrease of $0.2 million due to interest rate floors and a $0.2 million decrease related to the decrease in LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as paid-in-kind, or PIK, interest. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended September 30, 2013 and 2012, at cost:

	Three months ended September 30,
(in thousands)	2013	2012
Beginning PIK loan balance	$9,336	$5,625
PIK interest earned during the period	1,644	1,112
Payments received from PIK loans	(135)	(623)
Ending PIK loan balance	$10,845	$6,114
As of September 30, 2013, all of our PIK loans were accruing interest and, as of September 30, 2012, we were not accruing interest on $1.4 million of the PIK loans, at cost, shown in the preceding table. During the three months ended September 30, 2012, we received payments on PIK loans from five investments.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. We recognize dividends on our other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended September 30, 2013 and 2012, we recognized dividend income of $0.8 million and $0.9 million, respectively. In addition, during the three months ended September 30, 2013 and 2012, we received payments on accrued dividends of $0.2 million and $0.3 million, respectively. As of September 30, 2013, the balance of accrued dividends was $11.3 million.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended September 30, 2013, we earned $0.6 million of advisory fees and other income, which represented a $0.3 million, or 149.1%, increase from the three months ended September 30, 2012. This increase resulted from an increase in prepayment fees related to a loan prepayment in the third quarter of 2013.

MCG Capital Corporation
October 30, 2013

TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.
INTEREST EXPENSE
During the three months ended September 30, 2013, we incurred $2.3 million of interest expense, which represented a $0.7 million, or 22.1%, decrease from the same period in 2012. During these respective periods, our average cost to borrow increased to 4.9% from 4.3%, principally due to the repayment of securitized debt in our 2006-1 Trust which carries interest rates ranging from L+0.33% to L+2.25%, offset by a decrease in the amortization of deferred financing costs to $0.3 million from $0.8 million.
During the three months ended September 30, 2013, our average borrowings declined to approximately $183.5 million from an average of approximately $267.8 million for the same period in 2012, which accounted for a $0.9 million reduction in our interest expense. In addition, interest expense decreased by $0.5 million related to decreased amortization of debt issuance costs and $0.1 million due to a decrease in the average LIBOR rate from 0.43% to 0.26%. These decreases were offset by $0.8 million attributable to the spread to LIBOR increasing from approximately 2.71% to 3.95%.
We recognized $0.3 million in deferred financing costs during the three months ended September 30, 2013, down $0.5 million from the same period in 2012. The decrease is primarily attributable to $0.5 million in accelerated deferred financing fees related to repayment of securitized debt in our 2006-1 Trust in the third quarter of 2012.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended September 30, 2013, our employee compensation expense was $1.1 million, which represented a $1.5 million, or 57.8%, decrease from the same period in September 30, 2012. Our salaries and benefits decreased by $1.4 million, or 68.1%, due to a $1.0 million decrease in incentive compensation and a $0.4 million decrease in salaries and benefits primarily resulting from our operational realignment. As of September 30, 2013, we had 17 employees compared to 24 employees as of September 30, 2012.
GENERAL AND ADMINISTRATIVE
During the three months ended September 30, 2013, general and administrative expense was $1.8 million, which represented a $0.7 million, or 27.2%, decrease compared to the same period in 2012. General and administrative expense decreased $0.6 million due to reduced occupancy and other costs for our new corporate office space and $0.3 million due to a decrease in professional fees related to portfolio litigation. These decreases were offset by a $0.7 million increase in severance costs related to employee terminations in the third quarter of 2013.

MCG Capital Corporation
October 30, 2013

NET INVESTMENT GAIN BEFORE INCOME TAX PROVISION
During the three months ended September 30, 2013, we recorded $4.6 million of net investment loss before income tax provision, compared to $0.2 million of net investment gains during the same period in 2012. These amounts represent the total of net realized gains and losses, net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or loss. The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended September 30, 2013:

		Three months ended September 30, 2013
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
G&L Investment Holdings, LLC	Insurance	Non-Affiliate	$—	$(2,915)	$—	$(2,915)
Other (< $1.0 million net gain (loss))			102	(1,715)	(88)	(1,701)
Total			$102	$(4,630)	$(88)	$(4,616)
In the third quarter of 2013, we recorded $2.9 million of unrealized depreciation on our investment in G&L Investment Holdings, LLC, to reflect a decrease in that portfolio company's operating performance.
The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from the change in the performance of certain of our portfolio companies and the multiples used to value certain of our investments.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended September 30, 2012:

		Three months ended September 30, 2012
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Advanced Sleep Concepts, Inc.	Home Furnishings	Affiliate	$—	$(2,618)	$—	$(2,618)
Cruz Bay Publishing, Inc.	Publishing	Non-Affiliate	—	1,987	—	1,987
PremierGarage Holdings, LLC	Home Furnishings	Control	(5,371)	—	5,371	—
Other (< $1 million net gain (loss))			(23)	1,017	(135)	859
Total			$(5,394)	$386	$5,236	$228

•
In the third quarter of 2012, we recorded $2.6 million of unrealized depreciation on our investment in Advanced Sleep Concepts, Inc., to reflect a decrease in that portfolio company's operating performance.

•	We also recorded $2.0 million of unrealized appreciation on our investment in Cruz Bay Publishing, Inc., to reflect an improvement in that portfolio company's operating performance.

•
In addition, during the three months ended September 30, 2012, we wrote off our preferred and common equity investments in PremierGarage Holdings, LLC resulting in a realized loss of $5.4 million and a reversal of previously recorded unrealized depreciation of $5.4 million .

INCOME TAX (BENEFIT) PROVISION
During the three months ended September 30, 2013, we incurred a $59,000 income tax provision compared to an $18,000 income tax provision during the three months ended September 30, 2012. The income tax provision for both periods was primarily attributable to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
October 30, 2013

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$96,384	$73,588
Cash, securitization accounts	7,793	16,980
Cash, restricted	38,408	54,838
Investments at fair value
Non-affiliate investments (cost of $480,467 and $534,389, respectively)	301,343	365,639
Affiliate investments (cost of $46,139 and $69,500, respectively)	47,224	62,079
Control investments (cost of $62,664 and $64,898, respectively)	46,965	50,006
Total investments (cost of $589,270 and $668,787, respectively)	395,532	477,724
Interest receivable	4,356	2,700
Other assets	3,545	4,946
Total assets	$546,018	$630,776
Liabilities
Borrowings (maturing within one year of $4,001 and $15,038, respectively)	$179,173	$248,053
Interest payable	725	2,496
Other liabilities	2,619	8,499
Total liabilities	182,517	259,048
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on September 30, 2013 and December 31, 2012, 71,212 issued and outstanding on September 30, 2013 and 71,721 issued and outstanding on December 31, 2012	712	717
Paid-in capital	983,337	984,468
Distributions in excess of earnings	(426,810)	(422,395)
Net unrealized depreciation on investments	(193,738)	(191,062)
Total stockholders’ equity	363,501	371,728
Total liabilities and stockholders’ equity	$546,018	$630,776
Net asset value per common share at end of period	$5.10	$5.18

MCG Capital Corporation
October 30, 2013

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended		Nine months ended
	September 30		September 30
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$10,060	$9,174	$28,915	$35,401
Affiliate investments (5% to 25% owned)	1,238	1,418	4,560	4,856
Control investments (more than 25% owned)	1,289	1,243	4,462	4,696
Total interest and dividend income	12,587	11,835	37,937	44,953
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	570	210	1,344	1,357
Control investments (more than 25% owned)	13	24	25	1,262
Total advisory fees and other income	583	234	1,369	2,619
Total revenue	13,170	12,069	39,306	47,572
Operating expense
Interest expense	2,316	2,974	7,003	12,728
Employee compensation
Salaries and benefits	644	2,018	3,610	8,684
Amortization of employee restricted stock awards	420	505	1,174	1,694
Total employee compensation	1,064	2,523	4,784	10,378
General and administrative expense	1,824	2,504	3,942	10,714
Restructuring expense	2	12	14	59
Total operating expense	5,206	8,013	15,743	33,879
Net operating income before net investment gain (loss), loss on extinguishment of debt and income tax provision	7,964	4,056	23,563	13,693
Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	109	—	(658)	12,550
Affiliate investments (5% to 25% owned)	(7)	—	(554)	16,370
Control investments (more than 25% owned)	—	(5,394)	51	(102,288)
Total net realized gain (loss) on investments	102	(5,394)	(1,161)	(73,368)
Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(5,005)	2,463	(10,374)	(13,892)
Affiliate investments (5% to 25% owned)	71	(3,662)	8,506	(19,407)
Control investments (more than 25% owned)	217	6,838	(807)	92,109
Other fair value adjustments	(1)	(17)	(1)	(46)
Total net unrealized (depreciation) appreciation on investments	(4,718)	5,622	(2,676)	58,764
Net investment gain (loss) before income tax provision	(4,616)	228	(3,837)	(14,604)
Loss on extinguishment of debt before income tax (benefit) provision	—	—	—	(174)
Income tax provision	59	18	111	329
Net income (loss)	$3,289	$4,266	$19,615	$(1,414)
Income per basic and diluted common share	$0.05	$0.06	$0.28	$(0.02)
Cash distributions declared per common share	$0.125	$0.14	$0.38	$0.45
Weighted-average common shares outstanding—basic and diluted	71,218	73,431	71,313	74,588

MCG Capital Corporation
October 30, 2013

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Nine months ended
	September 30
(in thousands, except per share amounts)	2013	2012
Increase in net assets from operations
Net operating income before net investment loss, loss on extinguishment of debt and income tax provision	$23,563	$13,693
Net realized loss on investments	(1,161)	(73,368)
Net unrealized appreciation on investments	(2,676)	58,764
Loss on extinguishment of debt before income tax provision	—	(174)
Income tax provision	(111)	(329)
Net income (loss)	19,615	(1,414)
Distributions to stockholders
Distributions declared	(26,706)	(33,793)
Net decrease in net assets resulting from stockholder distributions	(26,706)	(33,793)
Capital share transactions
Repurchase of common stock	(2,272)	(22,416)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	1,174	1,694
Non-employee director awards accounted for as general and administrative expense	43	53
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(81)	(336)
Net decrease in net assets resulting from capital share transactions	(1,136)	(21,005)
Total decrease in net assets	(8,227)	(56,212)
Net assets
Beginning of period	371,728	434,952
End of period	$363,501	$378,740
Net asset value per common share at end of period	$5.10	$5.20
Common shares outstanding at end of period	71,212	72,788

MCG Capital Corporation
October 30, 2013

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended
	September 30
(in thousands)	2013	2012
Cash flows from operating activities
Net income (loss)	$19,615	$(1,414)
Adjustments to reconcile net income to net cash provided by operating activities
Investments in portfolio companies	(85,029)	(42,619)
Principal collections related to investment repayments or sales	167,724	314,598
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	(5,948)	9,717
Amortization of restricted stock awards
Employee	1,174	1,694
Non-employee director	43	53
Decrease in cash—securitization accounts from interest collections	2,431	5,475
Decrease in restricted cash—escrow accounts	5,881	327
Depreciation and amortization	1,019	6,120
Decrease in other assets	500	1,039
Decrease in other liabilities	(7,702)	(1,676)
Realized loss on investments	1,161	73,368
Net unrealized appreciation on investments	2,676	(58,764)
Loss on extinguishment of debt	—	174
Net cash provided by operating activities	103,545	308,092
Cash flows from financing activities
Repurchase of common stock	(2,272)	(22,416)
Payments on borrowings	(68,879)	(202,740)
Proceeds from borrowings	—	21,400
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	6,756	31,156
Restricted cash	10,549	(79,906)
Payment of financing costs	(116)	(1,030)
Distributions paid	(26,706)	(46,885)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(81)	(336)
Net cash used in financing activities	(80,749)	(300,757)
Net increase in cash and cash equivalents	22,796	7,335
Cash and cash equivalents
Beginning balance	73,588	58,563
Ending balance	$96,384	$65,898
Supplemental disclosure of cash flow information
Interest paid	$7,802	$9,261
Income taxes paid	158	61
Paid-in-kind interest collected	2,161	8,510
Dividend income collected	680	8,149

MCG Capital Corporation
October 30, 2013

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2013	2013	2013	2012	2012
(in thousands, except per share amounts)	Q3	Q2	Q1	Q4	Q3
Revenue
Interest and dividend income
Interest income	$10,717	$11,222	$11,085	$11,028	$10,326
Dividend income	847	916	898	848	867
Loan fee income	1,023	435	793	870	642
Total interest and dividend income	12,587	12,573	12,776	12,746	11,835
Advisory fees and other income	583	317	470	675	234
Total revenue	13,170	12,890	13,246	13,421	12,069
Operating expense
Interest expense	2,316	2,305	2,382	2,375	2,974
Salaries and benefits	644	1,559	1,407	2,272	2,018
Amortization of employee restricted stock awards	420	379	375	382	505
General and administrative	1,824	1,086	1,032	3,269	2,504
Restructuring expense	2	5	7	10	12
Total operating expense	5,206	5,334	5,203	8,308	8,013
Net operating income before net investment income (loss) and income tax provision	7,964	7,556	8,043	5,113	4,056
Net investment gain (loss) before income tax provision	(4,616)	1,012	(233)	1,305	228
Income tax provision	59	(6)	58	6	18
Net income (loss)	$3,289	$8,574	$7,752	$6,412	$4,266
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	71,218	71,217	71,507	72,594	73,431
Net operating income before net investment income (loss) and income tax provision per common share—basic and diluted	$0.11	$0.11	$0.11	$0.07	$0.06
Income (loss) per common share—basic and diluted	$0.05	$0.12	$0.11	$0.09	$0.06
Net asset value per common share—period end	$5.10	$5.18	$5.18	$5.18	$5.20
Distributions declared per common share(a)	$0.125	$0.125	$0.125	$0.125	$0.14
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
July 26, 2013	August 9, 2013	August 30, 2013	$0.125
April 26, 2013	May 10, 2013	May 31, 2013	$0.125
March 1, 2013	March 15, 2013	March 29, 2013	$0.125
October 26, 2012	November 16, 2012	November 30, 2012	$0.125
July 27, 2012	August 17, 2012	August 31, 2012	$0.14

MCG Capital Corporation
October 30, 2013

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to middle-market companies throughout the United States. Our investment objective is to achieve attractive returns by generating current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth, working capital and other general corporate purposes.

Forward-looking Statements:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment gains and losses and general and administrative expenses and the factors that may affect such results; estimated tax attributes for 2013 stockholder distributions; the adoption of a stock repurchase program and its effect of MCG’s unencumbered cash and overall capital position in its efforts to enhance stockholder value; the level and timing of monetizations during 2013 and 2014; projected origination pacing and anticipated aggregate investment levels; deployment of cash on-hand by late 2014/early 2015; the timing associated with the hiring of asset management professionals focused primarily on originations; the timing of the payment in full of the 2006-1 Trust; projected per share net operating income levels, which may never be realized; future dividend distributions, the timing and amount of which are subject to, among other things, approval by the MCG board of directors and which may never be declared or distributed; MCG’s activities with respect to its stock repurchase program during 2013; the performance of current or former MCG portfolio companies; the granting by the SBA of a second SBIC license, which is subject to approval by the SBA in its sole discretion and may not be granted in any specified time period or at all; the cause of net investment losses; general market conditions; the state of the economy and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.